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                                                                    EXHIBIT 4.3

                             LINCOLN NATIONAL CORPORATION

              7.40% Junior Subordinated Deferrable Interest Debentures,
                                       Series C


                                               No. C-1              $206,186,000

                                                             CUSIP No. 53417P209

          LINCOLN NATIONAL CORPORATION, a corporation organized and existing under the laws of Indiana (hereinafter called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee of Lincoln National Capital III, or registered assigns, the principal sum of two hundred six million, one hundred eighty-six thousand dollars ($206,186,000) on September 30, 2028; PROVIDED, that the Company may extend the maturity date subject to certain conditions specified in Section 3.14 of the Indenture, which extended maturity date shall in no case be later than September 30, 2047. The Company further promises to pay interest on said principal sum from July 24, 1998 or from the most recent interest payment date (each such date, an "INTEREST PAYMENT DATE") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day of March, June, September and December of each year, commencing September 30, 1998, at the rate of 7.40% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.40% per annum, compounded quarterly. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a
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Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding
Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for Lincoln National Capital III is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is fifteen days next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted
Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special
Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The Company shall have the right at any time during the term of this Security, from time to time, to defer the payment of interest on such Security for up to 20 consecutive quarters with respect to each deferral period (each an "EXTENSION PERIOD"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); PROVIDED that during any such Extension Period, the Company will not, and will not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock or (ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks PARI PASSU with or junior in interest to this Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of Stock
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under such plans in the future, (c) payments under any Lincoln Guarantee (as defined in the Indenture), and (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, PROVIDED that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its election to begin an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and
(c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  July 24, 1998

                                           LINCOLN NATIONAL CORPORATION


                                           By:     /s/ Richard C. Vaughan
                                                -----------------------------
                                           Name:  Richard C. Vaughan
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Attest:

   /s/ John L. Steinkamp
-----------------------------
Name:  John L. Steinkamp
Title: Vice President


          This is one of the Securities referred to in the within mentioned Indenture.

                                           THE FIRST NATIONAL BANK OF CHICAGO
                                           as Trustee

                                           By:    /s/ Barbara G. Grosse
                                                  ---------------------
                                                  Authorized Officer
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                                [REVERSE OF SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of May 1, 1996 (herein called the "INDENTURE"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $206,186,000.

          All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of July 24, 1998 (the "TRUST AGREEMENT"), for Lincoln National Capital III among Lincoln National Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

          On or after July 24, 2003, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

          If a Special Event in respect of Lincoln National Capital III shall occur and be continuing, the Company may, at its option, redeem this Security within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to
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the date fixed for redemption.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the
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Outstanding Securities of this series may declare the principal amount (or, if the Securities of this series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of this series) of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), PROVIDED that, in the case of the Securities of a series issued to a Lincoln Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding
Securities of this series fail to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such specified amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, PROVIDED that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or
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exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.